CHANDLER ENERGY, LLC

STOCK GRANT AND SHAREHOLDER AGREEMENT

APRIL 17, 2007

This Stock Grant and Shareholder Agreement (this “Agreement”), is made and entered into effective as of the 17th day of April among the shareholders listed on the signature page hereto (the “Shareholders”) and Chandler Energy, LLC (the “Chandler”) a Colorado limited liability company, will become a material share owner of GeoResources, Inc., a Colorado corporation (“GeoResources”) effective upon closing of the pending merger (the “Merger”) of PICA Energy, LLC, a Colorado limited liability company and wholly owned subsidiary of Chandler (“PICA”) with a subsidiary of GeoResources.

WHEREAS, the Shareholders are currently employees of Chandler, and in connection therewith, have earned an equity grant from Chandler (the “Grant”).

WHEREAS, on September 14, 2006, Chandler entered into an Agreement and Plan of Merger with GeoResources and certain other parties providing for the acquisition of PICA in exchange for shares of common stock of GeoResources (the “Stock”). In connection therewith, Chandler’s employees will become employees of GeoResources.

WHEREAS, pursuant to the pending merger, a fixed number of shares of Stock have been allocated to Chandler.

WHEREAS, the management of Chandler, has determined that it is appropriate to assign voting rights in the Stock to be issued to Chandler, and to permit it to administer any continuing voting rights in the Stock received by Shareholders.

WHEREAS, the parties deem it to be in their respective best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth Chandler and the undersigned enter into this agreement so that Chandler may grant said shares subject to the following terms and conditions:

Section 1.

Definitions.

As used herein, the following terms will have the following respective meanings, which will be equally applicable to both the singular and plural forms:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Sale” will have the meaning set forth in Section 4.

“Board” means the Board of Directors of GeoResources.

“Cause” means (a) any Shareholder’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the business or reputation of GeoResources, including any Affiliates (whether or not the crime or offense was for the Shareholder’s personal gain) or involving acts of theft, dishonesty, fraud or embezzlement; (b) willful and intentional misuse or diversion of any of GeoResources’, including Affiliates and subsidiaries, funds or assets; (c) embezzlement; (d) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to GeoResources or any Affiliate or subsidiary; (e) any Shareholder’s material failure to perform the duties of his or her position in a satisfactory manner or material failure to follow or comply with the reasonable and lawful directives of the Board of Directors or President of GeoResources.

“Change of Control” means (i) upon (A) the sale,  or other disposition of all or substantially all of the assets of GeoResources or (B) an acquisition of GeoResources by another corporation or entity by consolidation, merger or other reorganization in which the holders of GeoResources’ outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of GeoResources or other entity surviving such transaction (25% if the senior management is retained), provided that a “Change of Control” will not apply to a merger effected exclusively for the purpose of changing the domicile of GeoResources. A “Change in Control” will also not apply to a reduction in voting control resulting from the issuance of equity securities in the normal course of business.

“Charter” means the Articles of Incorporation of GeoResources, as amended from time to time.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of GeoResources.

“Discretionary Shares” means the Shares derived from the Grant that are not vested.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same will be in effect from time to time.

“GeoResources” is as defined in the introductory clauses hereof.

“Grant” is as defined in the introductory clause hereof.

 “Majority in Interest” means, at any point in time, the Shareholders owning, in the aggregate, at least 50.1% of the Shares.

“Merger” is as defined in the introductory clauses hereof.

“Person” means any individual, corporation, limited liability company, firm, Chandler, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including a government, a governmental body, a political subdivision or an agency or instrumentality thereof.

“Prime Rate” means the prime rate announced in the Wall Street Journal, or a comparable publication, as of the close of business on the day before the execution of any promissory note pursuant to this Agreement.

“Shareholders” as defined in the introductory clauses hereof and also includes any other Person who acquires Shares and becomes a party hereto and who will be designated as a Shareholder hereunder.

“Shares” means (i) the presently issued and outstanding shares of Stock to be issued to the Shareholders in connection with the closing of the Merger, any Common Stock subsequently acquired, and any options or stock subscription warrants exercisable therefore (which options and warrants will be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of GeoResources hereafter issued and outstanding to any Shareholder and any options or warrants exercisable therefore, (iii) any other shares of capital stock of GeoResources which may be converted, exchanged or exercised into Stock, and (iv) any stock, security or interest issued or issuable directly or indirectly with respect to any Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Stock” is as defined in the introductory clauses hereof.

“Subsidiary” means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other governing persons, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

“Transfer” as to any Shares, means to sell, transfer, assign, pledge, distribute, encumber or otherwise dispose of such Shares, either voluntarily or involuntarily, and with or without consideration.

Section 2.

Shares and Restrictions on Transfer.

The total number of shares of Stock to be issued to Chandler is 1,645,711 and of that total, 50,000 shares of Stock will be issued to the Shareholders pursuant to this Agreement.  Each Shareholder represents and warrants that he or she has received a written disclosure from the Chandler setting forth the following:

(a)

For purposes of employee confidentiality, each Shareholder will be provided a copy of this Agreement and only his or her individual schedule, as described above. Chandler will maintain applicable records related to the sum total of the Shares included in this Agreement.

(b)

While the Shares will be initially issued without registration or otherwise restricted, each Shareholder additionally agrees not to Transfer all or any portion of the Shares other than in accordance with this Section 2 unless and until:

(i)

The Shareholder gives prior written notice to Chandler;

(ii)

If reasonably requested by Chandler, such Shareholder will have furnished Chandler with reasonably satisfactory evidence, that (i) such Transfer will either be subject to an effective registration statement under the Securities Act, or be exempt from registration under the Securities Act, and (ii) the Transfer complies with all of GeoResources’ policies and procedures concerning the Transfer of Stock by employees, officers and directors of GeoResources.  It is agreed that Chandler will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances;

(iii)

The Shares are registered in accordance with federal and state securities regulations; and

(iv)

Notwithstanding the above, in no event may Discretionary Shares be Transferred until they are fully vested.

This section applies to all Shares for the term of this Agreement, or until they are properly Transferred to a Person that is not and will not become a Shareholder pursuant to the terms and conditions of this Agreement.

(c)

Each certificate representing the Shares will bear a legend containing the following words (in addition to any other legend required by law or applicable agreement):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. THE VOTING RIGHTS WITH RESPECT TO, AND THE SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF APRIL 17, 2007, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF CHANDLER ENERGY, LLC.

(d)

No Shareholder will approve or enter into any other transaction that could reasonably be expected to result in a Change in Control unless such transaction has received the Board's prior written consent.

(e)

Any attempted Transfer not in strict accordance with this Section 2 shall be null and void and of no force or effect whatsoever and the purported transferee shall have no rights as a shareholder of GeoResources.

(f)

Other than set forth above, and any rules or procedures applicable to employees, officers and directors of GeoResources and the Registration Rights Agreement executed by the Shareholders, there will be no restriction on the sale or transfer of the Shares other than Discretionary Shares.

(g)

The Shareholders agree to allow Chandler to hold all of the Discretionary Shares until they are vested.

Section 3.

Agreements Concerning Employment.

Each Shareholder hereby agrees that during the term of this Agreement, in the event that the Shareholder ceases to be an employee of GeoResources (or any Affiliate) as a result of the resignation of that Shareholder or as a result of termination by GeoResources for Cause, the Shareholder will forfeit all Discretionary Shares that have not vested.  The Discretionary Shares will vest 50% as to each Shareholder upon closing of the Merger, and the remainder will vest 100% on the date of the first anniversary of the Merger.  Notwithstanding the above, Chandler is expressly authorized hereby to shorten or waive any vesting provisions, in its sole discretion.

(a)

To the extent that any Shareholder forfeits any Shares during the term hereof, all such Stock will be retained by Chandler and may be allocated by Chandler among the remaining Shareholders in whole or in part, in its sole discretion.

(b)

The Shareholders agree to deliver the certificates representing the Discretionary Shares, along with duly executed stock powers in blank, to Chandler, who will hold all of the Discretionary Shares in trust until the Discretionary Shares are vested in accordance with the terms hereof.  Chandler will be expressly required to return to the Shareholder any Shares that have properly vested hereunder.  Chandler will further be expressly authorized, pursuant to the stock power, to Transfer those shares of Discretionary Shares to those Persons, as it may determine, including any of the remaining Shareholders in the event of any forfeiture of Discretionary Shares pursuant to these provisions.

(c)

Upon the expiration of the restrictions set forth herein, Chandler will either deliver the certificates representing shares of Discretionary Shares to the Shareholders entitled to those certificates, and the Shareholders may present all of their certificates to the Transfer Agent of GeoResources to request the removal of the legend required by this Agreement, and GeoResources will use its reasonable good faith efforts to cause the removal of the legend.  Notwithstanding the above, the Shareholders will remain subject to any restrictions on Transfer that are imposed by policy or rules and regulations of GeoResources in connection with employees, officers and directors of GeoResources.

Section 4.

Drag-Along Rights.

(a)

If the Board approves a Change of Control transaction (an “Approved Sale”) for consideration in the form of cash or securities or a combination thereof, each Shareholder will consent to and raise no objections against such Approved Sale (including refraining from exercising any rights of appraisal) and will take all reasonably necessary actions in his, her or its capacity as a shareholder, director, member of any committee or officer of GeoResources or any of its subsidiaries or Affiliates in connection with the consummation of such Approved Sale.  If the Approved Sale is structured as a sale of stock, each Shareholder will agree to sell all of his, her or its Shares and rights to acquire Shares which are subject to such Approved Sale on the terms and conditions approved by the Board.

(b)

The obligations of the Shareholders with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the Shareholders will receive the same form and amount of consideration per Share, or if any holders are given an option as to the form and amount of consideration to be received, all Shareholders will be given substantially the same option, provided, however, for this purpose, (i) any payments to an employee under a bona fide employment agreement for the provision of services as an employee will not constitute consideration for such Shares, and (ii) each Shareholder will sell the same percentage of Shares as the percentage of Stock being sold by the other shareholders of GeoResources and the Shares will be sold on at least as favorable terms upon which such Stock is being sold by the other shareholders of GeoResources.

(c)

No Shareholder will be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding expenditures for his, her or its own postage, copies, etc., and the fees and expenses of his, her or its own counsel retained by him, her or it).  Each Shareholder will be obligated to pay his, her or its pro rata share (on a fully-diluted basis) of the expenses incurred by the sellers in connection with such Transfer for the benefit of all Shareholders.  No Shareholder will be obligated to pay more than his, her or its pro rata share (excluding expenditures for his, her or its own postage, copies, etc., and the fees and expenses of his, her or its own counsel retained by him, her, or it) or reasonable expenses incurred in connection with such Approved Sale to the extent such costs are incurred for the benefit of all Shareholders and are not otherwise paid by GeoResources or the purchaser, it being understood that costs incurred by or on behalf of a Shareholder for his, her or its sole benefit will not be considered costs of the transaction hereunder, and provided that a Shareholder’s liability for his, her or its pro rata share of such allocated expenses will be limited to the total purchase price received in cash by the Shareholder for its or his Shares.

(d)

Each Shareholder will be obligated to join on a pro rata but several (and not joint) basis (based on the number of Shares to be Transferred by such Shareholder) in any indemnification or other obligations that the Majority in Interest agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to a Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shares); provided that no Shareholder will be obligated to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds and an amount equal to the fair market value (determined at the time of such Approved Sale) of the non-cash proceeds received by such Shareholder in respect of such Approved Sale.

(e)

If GeoResources or the other shareholders of GeoResources enter into any Approved Sale for which Rule 506 promulgated by the Commission (or any similar rule then in effect) may be available with respect to such Approved Sale, each Shareholder who is not an Accredited Investor (as such term is defined in Rule 501 promulgated by the Commission (or any similar rule then in effect)) will, at the request of the Board, appoint either a purchaser representative (as such term is defined in Rule 501 promulgated by the Commission (or any similar rule then in effect)) designated by GeoResources, in which event GeoResources will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to GeoResources), in which event such Shareholder will be responsible for the fees of the purchaser representative so appointed.

Section 5.

Voting Agreements.

(a)

Each Shareholder will vote all of such Shareholder’s Shares and will take all other necessary or desirable actions within such Shareholder’s control (whether in such Shareholder’s capacity as a Shareholder of GeoResources or otherwise, and including, without limitation, attendance at meetings, in person or by proxy, for purposes of obtaining a quorum and execution of written consents in lieu of meetings), in the same manner as directed by Chandler.

(b)

The obligations of the Shareholders pursuant to this Section 5 will include any shareholder vote to amend the Charter or the bylaws of GeoResources as required to effect the intent of this Section 5.

Each of the Shareholders represents that he, she or it has not voted and is not a party to any proxy, voting agreement or similar arrangement that is inconsistent with or conflicts with the provisions of this Section 5, and no Shareholder will hold any proxy or become party to any voting agreement or similar arrangement which is inconsistent with or conflicts with the provisions hereof.

Section 6.

Additional Shares of Stock.

In the event additional shares of Common Stock are issued by GeoResources to a Shareholder or any Affiliate of that Shareholder, at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of GeoResources exercisable for or exchangeable into shares of Stock, the Shareholder will cause such additional shares of Common Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement by requiring all persons to whom such shares are to be issued to enter into a Joinder Agreement in the form attached hereto as Exhibit A.

Section 7.

Termination.

The rights and obligations of each Shareholder and Chandler under this Agreement will terminate as to such Shareholder upon the earlier to occur of (a) the Transfer of all of the Shares owned by such Shareholder in accordance with the provisions of this Agreement, or (b) December 31, 2009.  Chandler reserves the right to waive any provisions hereof upon a Change of Control.

Section 8.

Severability; Governing Law; Specific Performance.

(a)

If any provision of this Agreement will be determined to be illegal and unenforceable by any court of law, the remaining provisions will be severable and enforceable in accordance with their terms.

(b)

This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado (without regard to principles of conflicts of laws).

(c)

In addition to any other remedies that the Shareholders may have at law or in equity, the parties hereby acknowledge that the harm which might result to a Shareholder from breaches by Chandler or the Shareholders of their respective obligations under Section 5 cannot be adequately compensated by damages, and each of Chandler and the Shareholders accordingly agrees that each Shareholder and Chandler will have the right to have all obligations and undertakings set forth in Section 5 specifically performed by Chandler or the other Shareholders, as the case may be, and that Chandler or any Shareholder will have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

Section 9.

Successors and Assigns.

This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

Section 10.

Notices.

All notices, requests, consents and other communications hereunder to any party will be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile or sent by nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

If to Chandler:

475 17th Street, Suite 1210

Denver, Colorado 80202

Telephone:

(303) 297-2028

Facsimile:

(303) 297-2196

Attention:

President

If to any Shareholder, to such Shareholder’s address as maintained in the regular records at the offices of Chandler or GeoResources, after the Merger, or to such address as provided in the Joinder Agreement.

All such notices, requests, consents and other communications will be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of dispatch by nationally recognized overnight courier, on the next business day following such dispatch, and (c) in the case of mailing, on the third business day after the posting thereof.

Section 11.

Amendments.

Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be amended, modified, changed, discharged or terminated except by an instrument in writing signed by (a) Chandler, and (b) a Majority in Interest; provided, however, that no amendment or modification will be effective to reduce the percentage of the Shares the consent of the holders of which is required under this Section 11 nor will any amendment or modification discriminate against any Shareholder without the consent of such Shareholder.

Section 12.

Headings.

The headings of sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

Section 13.

Nouns and Pronouns.

Whenever the context may require, any pronouns used herein will include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns will include the plural and vice versa.

Section 14.

Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.  In the event of any conflict between this Agreement and the Registration Rights Agreement of even date herewith, the terms and conditions of this Agreement will control and supercede.

Section 15.

Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original instrument and all which together will constitute one and the same agreement.  This Agreement may be executed by facsimile.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Grant and Shareholder Agreement as of the date first written above.

CHANDLER ENERGY, LLC

By:

 /s/ Collis P. Chandler, III____________

Name:

Collis P. Chandler, III
Title:

President

EXECUTED by the undersigned in their respective capacities indicated below to be effective as of the 17th day of April, 2007.

SHAREHOLDERS:

/s/ Jim K, Glenn___________________________

Jim K. Glenn

/s/ Jennifer Foy____________________________

Jennifer Foy

/s/ Leslie Tamura___________________________

Leslie Tamura

/s/ Sarah Carson-Lowe_______________________

Sarah Carson-Lowe

EXHIBIT A

STOCK GRANT AND SHAREHOLDER AGREEMENT

JOINDER AGREEMENT

The undersigned, Jim K. Glenn, (hereinafter “Shareholder”) hereby agrees to enter into, execute and deliver Stock Grant and Shareholder Agreement, hereby joins in, and becomes a party to, and agrees to be bound by, the terms of that Agreement effective as of April 17, 2007, as the same may be amended from time to time (the “Shareholder Agreement”).

Shareholder acknowledges receipt of a copy of the Shareholder Agreement and agrees that 20,000 Shares are subject to the Shareholder Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has executed this Joinder Agreement  as of April 17, 2007.

SHAREHOLDER:

/s/ Jim K, Glenn__________________________

Jim K. Glenn

EXHIBIT A

STOCK GRANT AND SHAREHOLDER AGREEMENT

JOINDER AGREEMENT

The undersigned, Jennifer Foy, (hereinafter “Shareholder”) hereby agrees to enter into, execute and deliver Stock Grant and Shareholder Agreement, hereby joins in, and becomes a party to, and agrees to be bound by, the terms of that Agreement effective as of April 17, 2007, as the same may be amended from time to time (the “Shareholder Agreement”).

Shareholder acknowledges receipt of a copy of the Shareholder Agreement and agrees that 10,000 Shares are subject to the Shareholder Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has executed this Joinder Agreement  as of April 17, 2007.

SHAREHOLDER:

/s/ Jennifer Foy____________________________

Jennifer Foy

EXHIBIT A

STOCK GRANT AND SHAREHOLDER AGREEMENT

JOINDER AGREEMENT

The undersigned, Leslie Tamura, (hereinafter “Shareholder”) hereby agrees to enter into, execute and deliver Stock Grant and Shareholder Agreement, hereby joins in, and becomes a party to, and agrees to be bound by, the terms of that Agreement effective as of April 17, 2007, as the same may be amended from time to time (the “Shareholder Agreement”).

Shareholder acknowledges receipt of a copy of the Shareholder Agreement and agrees that 10,000 Shares are subject to the Shareholder Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has executed this Joinder Agreement  as of April 17, 2007.

SHAREHOLDER:

/s/ Leslie Tamura____________________

Leslie Tamura

EXHIBIT A

STOCK GRANT AND SHAREHOLDER AGREEMENT

JOINDER AGREEMENT

The undersigned, Sarah Carson-Lowe, (hereinafter “Shareholder”) hereby agrees to enter into, execute and deliver Stock Grant and Shareholder Agreement, hereby joins in, and becomes a party to, and agrees to be bound by, the terms of that Agreement effective as of April 17, 2007, as the same may be amended from time to time (the “Shareholder Agreement”).

Shareholder acknowledges receipt of a copy of the Shareholder Agreement and agrees that 10,000 Shares are subject to the Shareholder Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has executed this Joinder Agreement  as of April 17, 2007.

SHAREHOLDER:

/s/ Sarah Carson Lowe________

Sarah Carson Lowe